, 2022 VIA PERSONAL DELIVERY James Mullen Dear James: This letter (the “Agreement”) confirms the agreement between you and TuSimple Holdings, Inc. (the “Company”) regarding the terms described below. 1. Resignation Date. Your employment with the Company will end on September 30, 2022 (the “Resignation Date”). During the remainder of your employment with the Company, you will continue to be paid your current base salary and the Company will provide you all employee benefits to which you are entitled. You understand and agree that during the remainder of your employment with the Company you will perform your job to the best of your ability and in good faith and that you will comply with all Company policies. 2. Final Pay and COBRA Insurance Benefits. Regardless of whether you sign this Agreement, on the Resignation Date, the Company will provide your final pay, which represents all of your (i) earned but unpaid compensation, less lawful deductions and (ii) accrued but unused vacation time or PTO (the “Final Pay”). Under separate cover following the Resignation Date, you will receive information about your rights, if any, to continue your participation in the Company’s health insurance plan under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). You acknowledge that, the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this Agreement. Except as set forth herein, you will not be eligible to participate or continue to participate in any employee benefit plans or compensation arrangements of the Company subsequent to the Resignation Date. 3. Effective Date and Revocation. You have up to 21 days after you receive this Agreement to review it. However, you may sign and return this Agreement sooner if you wish; provided, however, that you may not sign this Agreement prior to the Resignation Date. You agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-calendar day period. You are advised to consult an attorney of your own choosing before signing this Agreement. You represent that you have had the opportunity to review this Agreement and, specifically, the release in Section 7 of this Agreement, with an attorney of your choice. You also agree and acknowledge that you are receiving benefits and payments to which you would not otherwise be entitled unless you sign this Agreement, that you have voluntarily consented to the release set forth in Section 7 of this Agreement and that you have entered into this Agreement freely, knowingly and voluntarily. Furthermore, you have up to seven days after you sign this Agreement to revoke your consent to this Agreement. If you wish to revoke your consent to this Agreement after signing it, you may do so by delivering a letter of revocation to me. If you do not revoke this Agreement, the eighth day after the date you sign it will be the “Effective Date.” Because of the seven-day revocation period, no part of this Agreement will become effective or enforceable until the Effective Date.

4. Waiver of Company Rights to Repayment of Retention Bonus. Pursuant to the terms of the retention bonus letter between you and the Company dated April 11, 2022 (the “Retention Bonus Letter”), you acknowledge that you were paid an advance of a retention bonus in the amount of $500,000 (the “Retention Bonus”), subject to your continued employment with the Company or a wholly-owned subsidiary through April 11, 2023. Because the Resignation Date will occur before April 11, 2023, you acknowledge that under the terms of the Retention Bonus Letter you are responsible for repaying the full amount of the Retention Bonus to the Company, net of any applicable withholding taxes and other deductions required by law, within 5 days of the Resignation Date. However, in consideration for you signing and not revoking this Agreement and your compliance with all of the terms set forth in this Agreement, you shall not be required to pay back any portion of the Retention Bonus. 5. Equity Awards. The Company previously granted you options to purchase shares of the Company’s Common Stock (the “Options”) pursuant to the Company’s 2017 Stock Plan (as amended) (the “2017 Plan”) and the Company’s 2021 Equity Incentive Plan (the “2021 EIP”) (collectively, the “Plans”) and all applicable award agreements. Subject to your execution and non-revocation of this Agreement, your continued compliance with the requirements contained or described herein, the Company has extended the post-termination exercise period of each of the Options, such that you will be eligible to exercise each of them (until the earlier of: (i) the two-year anniversary of the Resignation Date, (ii) the date on which any of the Options are terminated in connection with the occurrence of certain corporate transactions, as described in Section 10(b) of the 2017 Plan and Section 9.3 of the 2021 EIP, and (iii) the original term of the Options (the “Extended Option Exercise Period”). You acknowledge and agree that the Options shall continue to be subject to the terms and conditions of the Plans and applicable award agreements and that you do not have any other rights to receive, acquire, possess or vest into any additional shares of the Company’s Common Stock or any other shares, warrants, securities, derivative securities or other class of capital stock of the Company or any of its parent, subsidiary or affiliated entities. 6. Certain Payments and Benefits. Subject to your execution and non- revocation of this Agreement and your continued compliance with the requirements contained or described herein, the Company will provide you with the following payments and benefits: (i) continued payment of your base salary as in effect as of the date hereof for a period of twelve (12) months following the Resignation Date, which shall be paid in the form of salary continuation in accordance with the Company’s standard payroll procedures; (ii) to the extent that you timely elect continued coverage under COBRA, the Company shall pay the same portion of the monthly premium under COBRA as it pays for active employees and their eligible dependents until the earliest of (x) the last day of the period ending on the date that is twelve (12) months following the Resignation Date, (y) the expiration of your continuation coverage under COBRA or (z) the date that you becomes eligible for substantially equivalent health insurance coverage in connection with new employment; and (iii) the total number of vested shares subject to each of your equity awards outstanding as of the Resignation Date subject to time-based vesting shall be determined by adding twelve (12) months to your actual period of employment as of the Resignation Date and, in the case of equity awards with performance-based vesting, all performance goals and other vesting criteria will be deemed satisfied in accordance with the terms set forth in the award agreement evidencing the applicable equity award. All such payments and benefits will be provided, paid or commence as of or as soon as administratively practicable following the Effective Date (and, where applicable, will include at such time any amounts accrued from the Resignation Date) and, if the period in Section 4 spans two calendar years, then such benefit will in any event be provided, paid or commence in the second calendar year. You hereby acknowledge and agree that, except as expressly provided under this Agreement, the foregoing payments and benefits are in full satisfaction of any contractual severance entitlements that you may have with the Company as of the Resignation Date. 7. Release of All Claims. To the fullest extent permitted by law, you, for and on behalf of yourself and your heirs, executors, administrators, successors and assigns, hereby voluntarily, knowingly and willingly waive, release and forever discharge any and all claims or causes of action, whether or not now known, against the Company or its predecessors, successors or past or present subsidiaries, affiliates, stockholders, owners, directors, officers, employees, consultants, attorneys, agents, representatives, assigns and employee benefit plans, and each of their subsidiaries, affiliates, estates, predecessors, successors and assigns (each, individually, a “Company Releasee,” collectively referred to as the “Company Releasees”) with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, including (without limitation) claims to attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, and all other federal, state and local laws and regulations relating to employment that may be legally waived and released. However, this release covers only those claims that arose prior to the execution of this Agreement and only those claims that may be waived by applicable law. Execution of this Agreement does not bar (i) a claim for breach of this Agreement, (ii) any claim for coverage under any D&O or other similar insurance policy or (iii) any claim for indemnification under any written agreement with the Company, Company bylaws or applicable law. You understand that this Agreement does not limit your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each, a “Government Agency”). You further understand that nothing in this Agreement or any other agreement that you have with the Company shall limit your ability to communicate with, or otherwise participate in, to the extent permitted by applicable law and in accordance with the Rules of Professional Responsibility in the states in which you are licensed to practice law and/or provide services as counsel, any investigation or proceeding that may be conducted by, a Government Agency. You hereby further acknowledge and agree that the Company and all other Company Releasees have fully satisfied any and all obligations whatsoever owed to you arising out of your employment with the Company or any other Company Releasee, and that no further payments or benefits are owed to you by the Company or any other Company Releasee.

8. Legal Fees. In the event you file an action based on any claim released pursuant to Section 7 of this Agreement, the Company shall be entitled to any and all legal fees and expenses arising out of or relating to such claim. 9. No Admission. Nothing contained in this Agreement will constitute or be treated as an admission by you or the Company of liability, any wrongdoing or any violation of law. Neither this Agreement nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement. 10. Other Agreements. At all times in the future, you will remain bound by your Proprietary Information and Inventions Agreement with the Company. This Agreement renders null and void all prior agreements between you and the Company and constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement. This Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company. 11. Company Property. You represent that you have returned to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company; provided, however, that you may retain documents and information regarding your compensation and benefits as an employee of the Company. 12. No Disparagement. You agree that you will never make any negative or disparaging statements (orally or in writing) about the Company or its stockholders, directors, officers, employees, products, services or business practices, except as required by law. The Company agrees that it will never make any negative or disparaging statements (orally or in writing) about you except as required by law. 13. Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. 14. Choice of Law and Venue. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware (other than their choice-of-law provisions). Any dispute regarding the meaning, effect or validity of this Agreement or any provision thereof shall be resolved in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in or with jurisdiction over New Castle County, Delaware, and each party consents to the jurisdiction thereof. You hereby acknowledge and agree that you are individually represented by your own legal counsel in negotiating the terms of this Agreement, including without limitation all of the terms of this paragraph. 15. Execution. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement.

Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile or .pdf signature will be deemed an original and valid signature. [SIGNATURE PAGE FOLLOWS]

Please indicate your agreement with the above terms by signing below. TUSIMPLE HOLDINGS, INC. By: Xiaodi Hou Chief Executive Officer I agree to the terms of this Agreement, and I am voluntarily signing this release of all claims. I acknowledge that I have read and understand this Agreement, and I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future. Signature of James Mullen Dated: